                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION
             (SALES REVENUE CHANGE, VOLUME EFFECT AND PRICE EFFECT)

                                                                             FOURTH QUARTER 2001
                                                                 ----------------------------------------
                                                                                 CHANGE IN REVENUE DUE TO
                                                                                 ------------------------
                                                                  REVENUE        VOLUME            PRICE
                                                                 % CHANGE        EFFECT            EFFECT
                                                                 --------        ------            ------
Chemicals Group Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks                 9 %           10 %              -- %
    Performance Chemicals and Intermediates                         (17)%          (13)%              (6)%
    Specialty Plastics                                              (15)%          (16)%              (2)%
                                                                   ----           ----              ----
      Total                                                          (6)%           (4)%              (3)%
                                                                   ----           ----              ----

Polymers Group Segments:
    Polymers                                                        (12)%           -- %             (13)%
    Fibers                                                           (3)%            3 %               1 %
                                                                   ----           ----              ----
      Total                                                         (10)%            1 %              (9)%
                                                                   ----           ----              ----

Total Eastman Chemical Company                                       (7)%           (2)%              (5)%
                                                                   ====           ====              ====

                                                                             TWELVE MONTHS, 2001
                                                                 ----------------------------------------
                                                                                 CHANGE IN REVENUE DUE TO
                                                                                 ------------------------
                                                                  REVENUE        VOLUME             PRICE
                                                                 % CHANGE        EFFECT            EFFECT
                                                                 --------        ------            ------
Chemicals Group Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks               28 %           28 %               1 %
    Performance Chemicals and Intermediates                        (13)%          (10)%              (1)%
    Specialty Plastics                                              (8)%           (7)%              -- %
                                                                   ---            ---               ----
      Total                                                          4 %            5 %              -- %
                                                                   ---            ---               ----

Polymers Group Segments:
    Polymers                                                        (2)%            1 %              (1)%
    Fibers                                                          (1)%           (2)%               2 %
                                                                   ---            ---               ----
      Total                                                         (1)%           -- %              -- %
                                                                   ---            ---               ----

Total Eastman Chemical Company                                       2 %            3 %              -- %
                                                                   ===            ===               ====


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